                                                                    EXHIBIT 11.3


                    WESTFIELD AMERICA, INC. AND SUBSIDIARIES

                        COMPUTATION OF PER SHARE EARNINGS

                      FOR THE YEAR ENDED DECEMBER 31, 1998

            (IN THOUSANDS, EXCEPT SHARE PRICE AND PER SHARE AMOUNTS)


                                                                                                                WEIGHTED
                                                                                                                AVERAGE
                                                                                              DAYS               SHARES
                                                                                           OUTSTANDING        OUTSTANDING
                                                                                          --------------     ---------------
Average share price for year ended December 31,
1998(1)                                                                      $17.44

BASIC

COMMON SHARES OUTSTANDING:
- --------------------------
As of January 1, 1998                                     73,329                                   365               73,330
Issued on May 13, 1998                                         7                                   233                    4
Issued on September 17, 1998                                   1                                   106                    -
                                                                                                             ---------------
                                                                                                                     73,334

                                                                                                               $    106,188

Net income
Less dividends on preferred shares:
   Series A                                                                  $8,337
   Series B                                                                   2,556
   Series C                                                                   2,480
   Series C-1                                                                    53
   Series C-2                                                                    12
   Series D                                                                   4,134
   Series D-1                                                                    47                                 (17,619)
                                                                      ---------------                        ---------------

Net income allocable to common shares                                                                          $     88,569
                                                                                                             ===============

Basic earnings per share amount                                                                                $       1.21
                                                                                                             ===============

DILUTED

COMMON SHARES OUTSTANDING:                                                                                           73,334
- --------------------------

1996 WARRANTS:
- --------------
As of January 1, 1998                                      6,246
Series A Preferred Shares                                 (5,871)
                                                   ---------------
   Excess 1996 Warrants (a)                                  375
                                                   ===============
Per Share Price
   Average Market Price (b)                                                  $17.44
   Exercise Price (c)                                                        $16.01
Common equivalent shares ((b-c)/b)*a                                                               365                   31

1997 WARRANTS:
- --------------
As of January 1, 1998                                      2,090
Series B Preferred Shares                                 (1,800)
                                                   ---------------
   Excess 1997 Warrants (d)                                  290
                                                   ===============
Per Share Price
   Average Market Price (b)                                                   $17.44
   Exercise Price (e)                                                         $15.00
Common equivalent shares ((b-e)/b)*d                                                               365                   41


                    WESTFIELD AMERICA, INC. AND SUBSIDIARIES

                        COMPUTATION OF PER SHARE EARNINGS

                      FOR THE YEAR ENDED DECEMBER 31, 1998

            (IN THOUSANDS, EXCEPT SHARE PRICE AND PER SHARE AMOUNTS)


                                                                                                                 WEIGHTED
                                                                                                                 AVERAGE
                                                                                                DAYS              SHARES
                                                                                            OUTSTANDING        OUTSTANDING
                                                                                           ---------------    ---------------
1998 SUBSCRIPTION AGREEMENT:
- ----------------------------
Subscription agreement amount                             465,000
Exchange rate                                              0.6475    301,088 (g)
Per Share Price
   Average market price (f)                                           $17.19
Common equivalent shares (g*.05)/(f*.95)                             921,856                         196                495
                                                                                                              ---------------

Weighted average common and common  equivalent
shares                                                                                                               73,901
                                                                                                              ===============

Net income                                                                                                      $   106,188
Less net income allocable to preferred shares                                                                       (17,619)
                                                                                                              ---------------
Net income allocable to common shares                                                                           $    88,569
                                                                                                              ===============

Diluted earnings per share amount                                                                               $      1.20
                                                                                                              ===============

Note - The Company's preferred shares and Investor Unit Rights were not included in the earnings per share calculation as their effect is antidilutive.

(1) The share price used for the EPS calculation is based on the average daily closing market price of the Company's common stock as reported by the New York Stock Exchange.